UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

APTERA MOTORS CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42884	83-4079594
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5818 El Camino Real
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 371-3151

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	SEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2026 (the “Effective Date”), Aptera Motors Corp., a Delaware corporation (the “Company”), entered into a Strategic Partnership Agreement (the “Agreement”) with Shanghai Launch Automotive Technology Co., Ltd. (“Launch”) pursuant to which Launch will serve as a manufacturing and contract-engineering partner to the Company and will perform manufacturing, engineering, tooling, testing, and related work as described in work orders agreed upon by the parties from time to time.

In consideration of Launch’s services, the Company agreed to pay Launch up to RMB 300,000,000 as follows: (i) two-thirds (2/3) of each approved work order invoice first in cash, up to RMB 200,000,000 in the aggregate and (ii) one-third (1/3) of each approved work order invoice thereafter through the issuance of warrants (the “Warrants”) to purchase shares of the Company’s Class B Common Stock, par value $0.0001 per share (the “Common Stock”) up to RMB 100,000,000 in the aggregate.

On the Effective Date, the Company issued to Launch 3,369,629 Warrants worth RMB 50,000,000 (the “Initial Warrants”) in consideration for Launch entering into the Agreement. The Initial Warrants shall not be exercisable upon issuance and shall only become exercisable as and to the extent they are credited against invoices approved by the Company. Once the Initial Warrants are fully exercisable, the Company shall issue new Warrants for the one-third portion of each subsequent approved invoice, until Warrants worth up to RMB 100,000,000 in the aggregate (inclusive of the Initial Warrants) have been issued.

The Warrants will have a term of five years and an exercise price (the “Exercise Price”) equal to: (i) for the Initial Warrants, $2.20, which is the Nasdaq Minimum Price (as defined under Nasdaq Rule 5635) determined as of the Effective Date, and (ii) for all subsequent Warrants, the greater of (x) the Nasdaq Minimum Price as of the applicable signing date and (y) $2.25 per share. Exercise of the Warrants is subject to (i) a beneficial ownership limitation of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise and (ii) an exchange cap equal to 19.99% of the number of shares of the Company’s Common Stock outstanding immediately before the signing of the Agreement, unless and until the Company has obtained any stockholder approval required by Nasdaq rules.

The foregoing descriptions of the Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement and form of Warrant, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Company issued the Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Regulation S promulgated thereunder. The issuance of the Warrants and the shares of Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
10.1	Strategic Partnership Agreement, dated August 14, 2026, by and between the Company and Launch
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptera Motors Corp.

	By:	/s/ Tom DaPolito
	Name:	Tom DaPolito
	Title:	Interim Chief Financial Officer

Date: August 20, 2026